SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2008

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE, MENLO PARK, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On July 24, 2008, as part of its regular review of compensation matters and market practices, the Compensation Committee of the Board of Directors of Ultra Clean Holdings, Inc. (the “Company”) approved the execution by the Company of change of control severance agreements (the “Severance Agreements”) with each of Messrs. Granger, Sexton and Savage in view of the prior expiration of Mr. Sexton’s employment agreement and the limited remaining duration of Mr. Granger’s employment agreement and the desire to have consistent severance benefits among the executive officers.  As part of this review, the Compensation Committee amended the Company’s severance policy for executive officers to include severance benefits in the absence of change of control for Messrs. Granger, Sexton and Savage.  The Severance Agreements, along with the amended severance policy, supersede the severance benefits set forth in Mr. Granger’s employment agreement (which will be terminated concurrently with the execution of the Severance Agreement) and Mr. Savage’s offer letter.

Upon execution of the Severance Agreements, each of these officers will be eligible to receive the following severance benefits if he is terminated without cause or resigns for good reason within 12 months following a change of control, subject to signing a general release of claims:

•	150% (or 200% for Mr. Granger) of his then current base salary;
•	150% (or 200% for Mr. Granger) of his average annual cash bonus over the prior 3 years;
•	vesting of 100% of his unvested and outstanding equity awards (except for performance stock awards which remain subject to performance criteria as of the termination date); and
•	reimbursement of COBRA costs for up to 18 months (or 24 months for Mr. Granger)

Pursuant to the amended severance policy, each of these officers is eligible to receive the following severance benefits if he is terminated without cause and signs a general release of claims:

•	100% (or 150% for Mr. Granger) of his then current annual base salary;
•	100% (or 150% for Mr. Granger) of his average annual cash bonus over the prior 3 years;
•
vesting of the unvested and outstanding equity awards that would have vested within 12 months (or 18 months for Mr. Granger), except for performance stock awards which remain subject to performance criteria as of the termination date; and

•	reimbursement of COBRA costs for up to 12 months (or 18 months for Mr. Granger).

Severance benefits for the other executive officers under the policy as previously filed were not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	July 30, 2008	By:	/s/ Jack Sexton
			Name:	Jack Sexton
			Title:	Vice President and Chief Financial Officer